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                                                                     EXHIBIT 5.1


                               HALE AND DORR LLP
                              COUNSELLORS AT LAW

                 60 STATE STREET, BOSTON, MASSACHUSETTS 02109
                        617-526-6000   Fax 617-526-5000


                                          January 17, 1997



United Natural Foods, Inc.
260 Lake Road
Dayville, Connecticut 06241

        Re:  United Natural Foods, Inc.
             Employee Stock Ownership Plan

Gentlemen:

        We have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed on January 17, 1997 with the Securities and Exchange Commission relating to 2,179,595 shares of the Common Stock, $.01 par value per share ("Shares"), of United Natural Foods, Inc., a Delaware corporation (the "Company"), issuable under the Company's Employee Stock Ownership Plan (the "Plan").

        We have examined the Amended and Restated Certificate of Incorporation and the Amended and Restated By-laws of the Company and originals, or copies certified to our satisfaction, of all pertinent records of the meetings of the directors and stockholders of the Company, the Registration Statement and such other documents relating to the Company as we have deemed material for the purposes of this opinion.

        In our examination of the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents.

        Based upon and subject to the foregoing, we are of the opinion that the Company has duly authorized for issuance the Shares, and the Shares are legally issued, fully-paid and nonassessable.

        This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of
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United Natural Foods, Inc.
January 17, 1997
Page 2

law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

        Please note that we are opining only as to matters expressly set forth herein, and no opinion should be inferred as to any other matters.

        We hereby consent to the filing of this opinion with the Securities and Exchange Commission in connection with the Registration Statement.


                                        Very truly yours,


                                        HALE AND DORR LLP